Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1Registration Statement (Form S-8 No. 333-265232) pertaining to the 2022 Stock Option and Incentive Plan, 2022 Employee Stock Purchase Plan, and Amended and Restated 2018 Equity Incentive Plan of Forge Global Holdings, Inc.,
2Registration Statement (Form S-8 No. 333-271009) pertaining to the 2022 Stock Option and Incentive Plan and 2022 Employee Stock Purchase Plan of Forge Global Holdings, Inc.,
3Post-Effective Amendment No. 1 to Registration Statement (Form S-1 on Form S-3 No. 333-264367) of Forge Global Holdings, Inc.,
4Registration Statement (Form S-8 No. 333-277035) pertaining to the 2022 Stock Option and Incentive Plan and 2022 Employee Stock Purchase Plan of Forge Global Holdings, Inc., and
5Registration Statement (Form S-8 No. 333-284865) pertaining to the 2022 Stock Option and Incentive Plan of Forge Global Holdings, Inc.

of our report dated March 6, 2025, with respect to the consolidated financial statements of Forge Global Holdings, Inc. included in this Annual Report (Form 10-K) of Forge Global Holdings, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

San Francisco, California
March 6, 2025